                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 28th day of November, 2007 between
   SPDR(R) SERIES TRUST, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED
     ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET
                    BANK AND TRUST COMPANY ("State Street").

                                                                         TAXPAYER
                                                                      IDENTIFICATION   TAX-YEAR
FUND NAME                                                                 NUMBER          END
---------                                                             --------------   --------
SPDR(R) DJ Wilshire Total Market ETF                                  04-3526697        June 30
SPDR(R) DJ Wilshire Large Cap ETF                                     14-1937147        June 30
SPDR(R) DJ Wilshire Large Cap Growth ETF                              04-3526701        June 30
SPDR(R) DJ Wilshire Large Cap Value ETF                               04-3526672        June 30
SPDR(R) DJ Wilshire Mid Cap ETF                                       14-1937148        June 30
SPDR(R) DJ Wilshire Mid Cap Growth ETF                                14-1937151        June 30
SPDR(R) DJ Wilshire Mid Cap Value ETF                                 14-1937150        June 30
SPDR(R) DJ Wilshire Small Cap ETF                                     14-1937152        June 30
SPDR(R) DJ Wilshire Small Cap Growth ETF                              04-3526668        June 30
SPDR(R) DJ Wilshire Small Cap Value ETF                               04-3526667        June 30
SPDR(R) DJ Global Titans ETF                                          04-3526673        June 30
SPDR(R) DJ Wilshire REIT ETF                                          04-3526665        June 30
SPDR(R) KBW Bank ETF                                                  14-1937154        June 30
SPDR(R) KBW Capital Markets ETF                                       14-1937158        June 30
SPDR(R) KBW Insurance ETF                                             14-1937157        June 30
SPDR(R) Morgan Stanley Technology ETF                                 04-3526664        June 30
SPDR(R) S&P(R) Dividend ETF                                           14-1937159        June 30
SPDR(R) S&P(R) Aerospace & Defense ETF*                               65-1276061        June 30
SPDR(R) S&P(R) Biotech ETF                                            76-0808148        June 30
SPDR(R) S&P(R) Building & Construction ETF*                           65-1276063        June 30
SPDR(R) S&P(R) Computer Hardware ETF*                                 65-1276065        June 30
SPDR(R) S&P(R) Computer Software ETF*                                 65-1276067        June 30
SPDR(R) S&P(R) Health Care Equipment ETF*                             65-1276069        June 30
SPDR(R) S&P(R) Health Care Services ETF*                              65-1276072        June 30
SPDR(R) S&P(R) Homebuilders ETF                                       76-0808150        June 30
SPDR(R) S&P(R) LeisureTime ETF*                                       65-1276073        June 30
SPDR(R) S&P(R) Metals & Mining ETF                                    56-2576727        June 30
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF                     56-2576785        June 30
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF                 56-2576784        June 30
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF*                       65-1276075        June 30
SPDR(R) S&P(R) Pharmaceuticals ETF                                    56-2576781        June 30

                                                                         TAXPAYER
                                                                      IDENTIFICATION   TAX-YEAR
FUND NAME                                                                 NUMBER          END
---------                                                             --------------   --------
SPDR(R) S&P(R) Retail ETF                                             56-2576776        June 30
SPDR(R) S&P(R) Semiconductor ETF                                      76-0808148        June 30
SPDR(R) S&P(R) Telecom ETF*                                           65-1276076        June 30
SPDR(R) S&P(R) Transportation ETF*                                    65-1276077        June 30
SPDR(R) KBW Mortgage Finance(SM) ETF                                  65-1276059        June 30
SPDR(R) KBW Regional Banking(SM) ETF                                  56-2576775        June 30
SPDR(R) Barclays Capital 1-3 Month T-Bill ETF                         20-8599062        June 30
SPDR(R) Barclays Capital Intermediate Term Treasury ETF               20-8600499        June 30
SPDR(R) Barclays Capital Long Term Treasury ETF                       20-8600546        June 30
SPDR(R) Barclays Capital TIPS ETF                                     20-8600606        June 30
SPDR(R) Barclays Capital Aggregate Bond ETF                           20-8600831        June 30
SPDR(R) Barclays Capital Municipal Bond ETF                           20-8600784        June 30
SPDR(R) Barclays Capital International Treasury Bond ETF              26-0497008        June 30
SPDR(R) Barclays Capital California Municipal Bond ETF                26-0748255        June 30
SPDR(R) Barclays Capital New York Municipal Bond ETF                  26-0748469        June 30
SPDR(R) Barclays Capital Short Term Municipal Bond ETF                26-0748494        June 30
SPDR(R) Barclays Capital High Yield Bond ETF                          26-1226059        June 30
SPDR(R) Barclays Capital Long Term Corporate Bond ETF*                TBD               June 30
SPDR(R) Barclays Capital Short Term Treasury Bond ETF*                20-8600692        June 30
SPDR(R) Barclays Capital Short Term Corporate Bond ETF*               20-8599146        June 30
SPDR(R) Barclays Capital Intermediate Term Corporate Bond ETF*        20-8600740        June 30
SPDR(R) DB International Government Inflation-Protected Bond ETF      26-0497085        June 30
SPDR(R) Barclays Capital Short Term International Treasury Bond ETF   26-3267006        June 30
SPDR(R) Barclays Capital Intermediate Term Credit Bond ETF            26-2655153        June 30
SPDR(R) Barclays Capital Long Term Credit Bond ETF                    26-2655232        June 30
SPDR(R) Barclays Capital Convertible Bond ETF                         26-2655273        June 30
SPDR(R) Barclays Capital Mortgage Backed Bond ETF                     26-2655105        June 30
SPDR(R) S&P(R) VRDO Municipal Bond ETF                                26-4736029        June 30
SPDR(R) Wells Fargo Preferred Stock ETF                               27-0295512        June 30
SPDR(R) Barclays Capital Short Term Corporate Bond ETF                20-8600692        June 30

* Board approved and either SEC registered or in SEC registration, but not operational. Any fund series marked with a " * " shall not participate in securities lending unless and until the Funds have notified State Street in writing that the fund series is operational and authorized to participate in securities lending under this Agreement and such authorization is consented to by State Street in writing. Such authorization may be effected by the Funds and State Street executing a revised Schedule B with the applicable series no longer denoted as not operational.

DATED: December 16, 2009


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